UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2025

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

AMN Healthcare Services, Inc. (the “Company”) and AMN Healthcare, Inc., a wholly owned subsidiary of the Company (the “Borrower”) intend to enter into an amendment (the “Fifth Amendment”) to the existing Credit Agreement (as amended, the “Credit Agreement”), dated as of February 9, 2018, by and among the Company, the Borrower, certain subsidiaries of the Company as guarantors, the several lenders party thereto from time to time (the “Lenders”) and Truist Bank, as administrative agent. Pursuant to the Fifth Amendment, the Company’s existing secured revolving credit facility will be amended to (i) mature in October 2030 (from February 2028), (ii) reduce the size of the facility from $750.0 million to $450.0 million, (iii) remove the ten basis point credit spread adjustment with respect to the Adjusted Term SOFR Adjustment (as defined in the Credit Agreement), (iv) revise the Consolidated Net Leverage Ratio (as calculated in accordance with the Credit Agreement) to be no greater than 5.25 to 1.00, and (v) with respect to interest rate calculations, add a new pricing tier for Net Leverage Ratio >=4.25x of 2.00% for SOFR loans, 1.00% for Base Rate Loans, 2.00% for Letter of Credit Fee and 0.35% for the Unused Fee (each as defined in the Credit Agreement). The payment and interest terms and covenants under the Existing Credit Agreement will otherwise remain unchanged. The Administrative Agent has informed the Borrower that it has received sufficient consents from its lenders to enter into the Fifth Amendment, subject to the execution of final documentation, which is expected to occur in the fourth quarter of 2025.

The information in this Item 2.02 and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 22, 2025	By:	/s/ Brian Scott
	Name:	Brian Scott
	Title:	Chief Financial Officer